Exhibit 1


LAWRENCE FEDERAL SAVINGS   DAVID B. BARBOUR
311 SOUTH 5TH ST.          C/O CLASSIC BANK         Loan Number  01-0600539-4
IRONTON, OH  45638         P.O BOX 1527             Date  FEBRUARY 26, 2003
                           ASHLAND, KY  41105-1527  Maturity Date  DEC. 31, 2003
LENDER'S NAME AND ADDRESS                           LOAN AMOUNT  $83,095.00
"You" means the Lender,    BORROWER'S NAME AND
its Successors and assigns ADDRESS                  Renewal of ______________
                           "I" includes each
                           Borrower above,
                           jointly and severally


TERMS FOLLOWING A /_/ APPLY ONLY IF CHECKED
NOTE - For value received, I promise to pay to you, or your order, at your address above, the principal sum of: EIGHTY THREE THOUSAND NINETY FIVE AND NO/100********************************************************* Dollars $
83,095.00 plus interest from FEBRUARY 26, 2003 at the rate of 4.250 % per year until MARCH 31, 2003
[XX] ORIGINATION FEE - I also agree to pay a nonrefundable origination fee of $ 95.00, and it will be /_/ paid in cash, /_/ paid pro rata over the loan term, [XX] withheld from the proceeds. (If this fee is withheld from the proceeds, the amount is included in the principal sum.)
XX VARIABLE RATE. The rate above may then change so as always to be EQUAL TO PRIME BANK LOAN RATE AS PUBLISHED IN THE FEDERAL RESERVE STATISTICAL RELEASE
H.15 . The interest rate may not change more than 2.000 % each MONTH The annual interest rate in effect on this note will not at any time be more than 10.000% or less than 3.000%. The interest rate in effect on this note may change
(as often as) MONTHLY (assuming there is a change in the base rate) and an increase in the interest rate will cause an increase in /_/ the amount of each scheduled payment. [XX] the amount due at maturity. /_/ the number of payments.

PAYMENT - I will pay this note as follows:  ON DEMAND, BUT IF NO DEMAND IS MADE
         (a) [XX] Interest due: AT MATURITY Principal due: ON DEMAND, BUT IF NO DEMAND IS MADE THEN ON DECEMBER 31, 2003
         (b) [ ] This note has _________ payments. The first payment will be in the amount of $ ________ and will be due ____________ ____________. A payment of $ _______ will be due on the _______
                 day of each ________________________________ thereafter. The final payment of the entire unpaid balance of principal and interest will be due _________________________________.

INTEREST - Interest accrues on a ACTUAL/365 basis.
[XX] LATE CHARGE - I agree to pay a late charge on the portion of any payment made more than 10 days after it is due equal to 5.000% OF THE LATE PAYMENT [XX] RETURNED CHECK CHARGE - I agree to pay a fee of $ 15.00 for each check, negotiable order of withdrawal or draft I issue in connection with this loan that is returned because it has been dishonored.


POST-MATURITY INTEREST - Interest will accrue after maturity on the unpaid balance of this note on the same basis as interest accrues before maturity, unless a specific post-maturity interest rate is agreed to in the next sentence.
[ ] Interest will accrue at the rate of _________% per year on the balance of this note note paid at maturity, including maturity by acceleration.
THE PURPOSE OF THIS LOAN IS - CONSUMER:  PERSONAL  EXPENSES
                              --------------------------------------------------
SECURITY - You have certain rights that may affect my property as explained on page 3. This loan [XX] is /_/ is not further secured.
         (a) [XX]This loan issecured by STOCK ASSIGNMENT, dated
             FEBRUARY 26, 2003.
         (b) /_/ Security Agreement - I give you a security interest in the Property described below. The rights I am giving you in this Property and the obligations this agreement accrues are defined on page 3 of this agreement.

                               The Property will be used for PERSONAL  purposes.

ANNUAL PERCENTAGE RATE     FINANCE CHARGE        AMOUNT FINANCED         TOTAL OF PAYMENTS            I have the right to receive
The cost of my credit      The dollar amount the The amount of credit    The amount I will have paid  at this time an itemization of
as a yearly rate.          credit will cost me.  provided to me or       when I have made all         Amount Financed.
                                                 on my behalf            scheduled payments.          ________Yes I want
                                                                                                      an itemization

             4.391%             $3,075.04          $83,000.00              $86,075.04
             ------             ---------          ----------              ----------


My Payment Schedule will be:                                                                     ______ No I do not want
                                                                                                 an itemization.
Number of Payments       Amount of Payments       When Payments are Due

              1               86,075.04            DECEMBER 31, 2003                              "e" means an estimate
              -               ---------           ------------------                             -----------------------------
                                                                                                 $ _______ Filing Fees
                                                                                                 $ _______ Nonfiling Insurance


[XX] This note has a demand feature. /_/ This note is payable on demand and all disclosures are based on an assumed maturity of one year.
[XX] Variable Rate    [XX] My loan contains a variable rate feature.
     (check one)           Disclosures about the variable rate
                           feature have been provided to me earlier.
                      [ ]  The annual percentage rate may increase during the
                           term of this transaction if_________________________
                           ____________________________________________________

Any increase will take the form of_____________________________________________
If the rate increased by ______________ % in ______________, the
____________________________________________________________________ will increase to _____________________________. The rate may not increase more often than once ____________________, and may not increase more than ______________________________ % each _________________________________. The rate will not go above _________________________%.

Security - I am giving a security interest in: XX (brief description of other property)
                                                  SHARES OF CLASSIC
                                                  BANKSHARES, INC.

/_/  the goods or property being purchased.
[XX] collateral securing other loans with you may also secure this loan.
[XX] my deposit accounts and other rights to the payment of money from you.
/_/ Late Charge - I will be charged a late charge on the portion of any payment made more than __________ days after it is due equal to ______________
/_/ Required Deposit - The annual percentage rate does not take into account my required deposit. Prepayment - If I pay off this note early, I will not have to pay a penalty.
        [XX] If I pay off this note early, I will not be entitled to a refund of part of the origination fee.
[XX] Assumption - Someone buying the property securing this obligation cannot assume the remainder of the obligation on the original terms. I can see my contract documents for any additional information about nonpayment, default, any required repayment before the scheduled date, and prepayment refunds and penalties.


CREDIT INSURANCE - Credit life insurance and credit disability insurance are not required to obtain credit, and will not be provided unless I sign an dagree to pay the additional costs.

Type                              Premium                        Term
-------------------------------------------------
Credit Life
-------------------------------------------------
Credit Disability
-------------------------------------------------
Joint Credit Life
-------------------------------------------------

PROPERTY INSURANCE - I may obtain property insurance from anyone I want that is acceptable to you. If I get the insurance from or through you I will pay $___________________________ for __________________________________ coverage.

                              ITEMIZATION OF AMOUNT FINANCED
                  AMOUNT GIVEN TO ME DIRECTLY              $    83,000.00
             AMOUNT PAID ON MY (LOAN) ACCOUNT              $
                                    TO LENDER              $        95.00
         AMOUNTS PAID TO OTHERS ON MY BEHALF:
                       To Insurance Companies              $
                          To Public Officials              $
             (less) PREPAID FINANCE CHARGE(S)              $        95.00
                              Amount Financed              $    83,000.00

         (Add all items financed and subtract prepaid finance charges)
--------------------------------------------------------------------------------

SINGE INTEREST INSURANCE - I may obtain single interest insurance from anyone I want that is acceptable to you. If I get the Insurance from or through you I will pay $_______________ for _______________________ of coverage


                          ADDITIONAL TERMS OF THE NOTE


DEFINITIONS - "I," "me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.

APPLICABLE LAW - This note and any agreement securing this note will be governed by the laws of the State of Ohio. The federal Truth-In-Lending disclosures on page 1 are disclosures only and are not intended to be terms of this agreement. The fact that any part of this note cannot be enforced will not affect the rest of this note. Any change to this note or any agreement securing this note must be in writing and signed by you and me.

PAYMENTS - Each payment I make on this loan will be applied first to any charges I owe other than principal and interest, then to interest that is due, and finally to principal that is due. No late charge will be assessed on any payment when the only delinquency is due to late fees assessed on earlier payments and the payment is otherwise a full payment. The actual amount of my final payment will depend on the interest rates (if variable) and my payment record. If any payment due under this loan does not equal or exceed the amount of interest due, you may, at your option, increase the amount of the payment due and all future payments to an amount that will pay off this loan in equal payments over the remaining term of this loan.

PREPAYMENT - I may prepay this loan in whole or in part at any time. If I prepay in part, I must still make each later payment in the original amount as it becomes due until this note is paid in full.

INTEREST - Interest accrues on the principal remaining unpaid from time to time, until paid in full. If "Variable Rate" is checked on page 1, I will pay interest at the rates in effect from time to time. Decreases in the interest rate for this note will have the opposite effect on payments that increases would have. This interest rate(s) and other charges on this loan will never exceed the highest rate of charge allowed by law for this loan. You will figure a change in the interest rate by using the index rate in effect at the time the interest rate is to change. Changes in this index between scheduled changes in the interest rate will not effect the interest rate. If the index specified on page 1 ceases to exist. I agree that you may substitute a similar index for the original.

INDEX - If you and I have agreed that the interest rate on this note will be variable and will be related to an index, then the index you select will function only as a tool for setting the rate on this note. You do not guaranty, by selecting any index, that the interest rate on this note will have a particular relationship to the interest rate you charge on any other loans of any type or class of loans with your other customers.

ACCRUAL METHOD - The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1. For interest calculation, the accrual method will determine the number of days in a year. If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

POST-MATURITY INTEREST - Interest will accrue on the principal balance remaining unpaid after final maturity of the rate specified on page 1. For purposes of this section, final maturity occurs: (a) If the note is payable on demand, on the date you make demand for payment; (b) If the note is payable on demand with alternate payment date(s), on the date you make demand for payment or on the final alternate payment date, whichever is earlier;
(c)      On the date of the last scheduled payment of principal; or
(d) On the date you accelerate the due date of this loan (demand immediate payment).

REAL ESTATE OR RESIDENCE SECURITY - If this loan is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by this agreement.

DEFAULT - Subject to any limitations in the "REAL ESTATE OR RESIDENCE SECURITY" paragraph above, I will be in default on this loan and any agreement securing this loan if any one or more of the following occurs:
(a)  I fail to make a payment in full when due;
(b)  I die, am declared incompetent, or become insolvent;
(c)  I fail to keep any promise I have made in connection with this loan;
(d) I fail to pay, or keep any other promise on, any other loan or agreement I have with you;
(e) I make any written statement or provide any financial information that is untrue or inaccurate at the time it is provided;
(f) Any creditor of mine attempts to collect any debt I owe through court proceedings, set-off or self-help repossession;
(g)  The Property is damaged, destroyed or stolen;
(h)  I fail to provide any additional security that you may require;
(i) Any legal entity (such as partnership or corporation) that has agreed to pay this note merges, dissolves, reorganizes, ends its business or existence, or a partner by majority stockholder dies or is declared incompetent; or
(j) Anything else happens that causes you to believe that you will have difficulty collecting the amount I owe you.
         If any of us are in default on this note or any security agreement, you may exercise your remedies against any or all of us.

REMEDIES - Subject to any limitations in the "REAL ESTATE OR RESIDENCE SECURITY" paragraph above, if I am in default on this loan or any agreement securing this loan, you may:
(a) Make unpaid principal, earned interest and all other agreed charges I owe you under this loan immediately due;
(b)  Use the right of set-off as explained below;
(c) Demand more security or new parties obligated to pay this loan (or both) in return for not using any other remedy;
(d) Make a claim for any and all insurance benefits or refunds that may be available on my default;
(e)  Use any remedy you have under state or federal law; and
(f)  Use any remedy given to you in any agreement securing this loan.
         By choosing any one or more of these remedies you do not give up your right to use another remedy later. By deciding not to use any remedy should I be in default, you do not give up your right to consider the event a default if it happens again.

COSTS OF COLLECTION AND ATTORNEYS' FEES - I agree to pay you all reasonable costs you incur to collect this debt or realize on any security. This includes, unless prohibited by law, reasonable attorneys' fees. This provision also shall apply if I file a petition or any other claim for relief under any bankruptcy rule or law of the United States, of if such petition or other claim for relief is filed against me by another.

SET-OFF - I agree that you may set off any amount due and payable under this note against any right I have to receive money from you. "Right to receive money from you" means;
(a)  Any deposit account balance I have with you;
(b) Any money owed to me on an item presented to you or in your possession for collection or exchange; and
(c)  Any copurchase agreement or other nondeposit obligation.
         "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.
         If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
         You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

OTHER SECURITY - Any present or future agreement securing any other debt I owe you also will secure the payment of this loan. Property securing another debt will not secure this loan if such property is my principal dwelling and you fail to provide any required notice or right of rescission. Also, property securing another debt will not secure this loan to the extent such property is in household goods.

OBLIGATIONS INDEPENDENT - I understand that my obligation to pay this loan is independent of the obligation of any other person who has also agreed to pay it. You may, without notice, release me or any of us, give up any right you have against any of us, extend new credit to any of us, or renew or change this note one or more times and for any term, and I will still be obligated to pay this loan. You may, without notice, fail to perfect your security interest in, impair, or release any security and I will still be obligated to pay this loan.

WAIVER - I waive (to the extent permitted by law) demand, presentment, protest, notice of dishonor and notice of protest.

PRIVACY - I agree that from time to time you may receive credit information about me from others, including other lenders and credit reporting agencies. I agree that you may furnish on a regular basis credit and experience information regarding my loan to others seeking such information. To the extent permitted by law, I agree that you will not be liable for any claim arising from the use of information provided to you by others or for providing such information to others.

FINANCIAL STATEMENTS - I will give you any financial statements or information that you feel is necessary. All financial statements and information I give you will be correct and complete.

PURCHASE MONEY LOAN - If this is a Purchase Money Loan, you may include the name of the seller on the check or draft for this loan.

SECURED OBLIGATIONS - This security agreement secures this loan (including all extensions, renewals, refinancings and modifications) and any other debt I have with you nor or later. Property described in this security agreement will not secure other such debts if you fail to give any required notice of the right of rescission with respect to the Property. Also, this security agreement will not secure other debts if this security interest is in household goods and the other debt is a consumer loan. This security agreement will last until it is discharged in writing.

         For the sale purpose or determining the extent of a purchase money security interest arising under this security agreement:
(a) Payments on any nonpurchase money loan also secured by this agreement will not be deemed to apply to the Purchase Money Loan; and
(b) Payments on the Purchase Money Loan will be deemed to apply first to the nonpurchase money portion of the loan, if any, and then to the purchase money obligations in the order in which the items were acquired.
No security interest will be terminated by application of this formula. "Purchase Money Loan" means any loan the proceeds of which, in whole or in part, are used to acquire any property securing the loan and all extensions, renewals, consolidations and refinancings of such loan.

PROPERTY - The word "Property," as used here, includes all property that is listed in the security agreement on page 1. If a general description is used, the word Property includes all my property fitting the general description. Property also means all benefits that arise from the described Property (including all proceeds, insurance benefits, payments from others, interest, dividends, stock splits and voting rights). It also means property that now or later is attached to, is a part of, or results from the Property.

OWNERSHIP AND DUTIES TOWARD PROPERTY - Unless a co-owner(s) of the Property signed a third party agreement, I represent that I own all the Property. I will defend the Property against any other claim. I agree to do whatever you require to perfect your interest and keep your priority. I will not do anything to harm your position.
         I will keep the Property in my possession (except if pledged and delivered to you). I will keep it in good repair and use it only for its intended purposes. I will keep it at my address unless we agree otherwise in writing.
         I will not try to sell or transfer the Property, or permit the Property to become attached to any real estate, without your written consent. I will pay all taxes and charges on the Property as they become due. I will inform you of any loss or damage to the Property. You have the right of reasonable access in order to inspect the Property.
         If the Property is a motor vehicle, I represent that it is not a vehicle seized pursuant to any federal, state or local forfeiture law.

INSURANCE - I agree to buy insurance on the Property against the risks and for the amounts you require. I will name you as loss payee on any such policy. You may require added security on this loan if you agree that insurance proceeds may be used to repair or replace the Property. I agree that if the insurance proceeds not do cover the amounts I still owe you, I will pay the difference. I will buy the insurance from a firm authorized to do business in Ohio. The firm will be reasonably acceptable to you. I will keep the insurance until all debts secured by this agreement are paid.

DEFAULT AND REMEDIES - If I am in default, in addition to the remedies listed in the note portion of this document and subject to any of the limitations in the "REAL ESTATE OR RESIDENCE SECURITY" paragraph, you may (after giving notice and waiting a period of time, if required by law):
(a) Pay taxes or other charges, or purchase any required insurance. If I fail to do these things (but you are not required to do so), you may add the amount you pay to this loan and accrue interest on that amount at the interest rate(s) in effect from time to time, on this note until paid full;
(b) Require me to gather the Property and any related records and make it available to you in reasonable fashion;
(c) Take immediate possession of the Property, but in doing so you may not breach the peace and unlawfully enter onto my premises. You may sell, lease or dispose of the Property as provided by law. (If the Property includes a manufactured home, you will begin the repossession by giving me notice and any opportunity to cure my default, as required by law.) You may apply what you receive from the sale of the Property to your expenses, and then to the debt. If what you receive from the sale of the Property is less than what I owe you, you may take me to court to recover the difference (to the extent permitted by law); and
(d)  Keep the Property to satisfy the debt.
         I agree that when you must give notice to me of your intended sale or disposition of the Property, the notice is reasonable if it is sent to me at my last known address by first class mail 10 days before the intended sale or disposition. I agree to inform you in writing of any change in my address.

FILING - A copy of this security agreement may be used as a financing statement when allowed by law.

ASSUMPTIONS - This security agreement and any loan it secures cannot be assumed by someone buying the Property from me. This will be true unless you agree in writing to the contrary. Without such an agreement, if I try to transfer any interest in the Property, I will be in default on all obligations that are secured by this security agreement.

                             THIRD PARTY AGREEMENT

         For the purpose of the provisions within this enclosure "I," "me" or "my" means the person signing below and "you" means the Lender identified on page 1.

         I agree to give you a security interest in the Property that is described on page 1. I agree to the terms of this note and security agreement but I am in no way personally liable for payment of the debt. This means that if the Borrower defaults, my interest in the Property may be used to satisfy the Borrower's debt. I agree that you may, without releasing me of the Property from this Third Party Agreement and without notice of demand upon me, extend new credit to any Borrower, renew or change this note or security agreement one or more times and for any term, or fail to perfect your security interest in, impair, or release any security (including guaranties) for the obligations of any Borrower.

         I HAVE RECEIVED A COMPLETE COPY OF THIS NOTE AND SECURITY AGREEMENT.

NAME:
     ---------------------------------------------------------------------------

X
 -------------------------------------------------------------------------------

                               NOTICE TO COSIGNER

         You (the cosigner) are being asked to guaranty this debt. Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.
         You may have to pay up to the full amount of the debt if the borrower does not pay. You also may have to pay late fees or collection costs, which increase this amount.
         The creditor can collect this debt from you without first trying to collect from the borrower. The creditor can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become part of your credit record.
         This notice is not the contract that makes you liable for the debt.

SIGNATURES - I AGREE TO THE TERMS SET OUT ON PAGES 1, 2 AND 3 OF THIS AGREEMENT. I HAVE RECEIVED A COPY OF THIS DOCUMENT ON TODAY'S DATE.

COSIGNERS - SEE NOTICE ABOVE BEFORE SIGNING.


Signed:                                      For Lender
       -------------------------------------
Title:   PRESIDENT AND CEO


Signature X                                  Signature
            --------------------------                --------------------------
                  DAVID BARBOUR

Signature X                                  Signature
            --------------------------                --------------------------

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE


FOR VALUE RECEIVED, DAVID B. BARBOUR hereby sell, assign and transfer unto LAWRENCE FEDERAL SAVINGS BANK __________ (______) Shares of the COMMON Capital Stock of the CLASSIC BANCSHARES, INC. standing in DAVID B. BARBOUR'S name on the books of said CORPORATION represented by Certificate No. _________ herewith and do hereby irrevocably constitute and appoint ____________________ attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises

Dated:  FEBRUARY 26, 2003

IN PRESENCE OF                     X  David B. Barbour
                                    -------------------------------------------
                                    DAVID B. BARBOUR

X /s/ Mark R. Potter
 --------------------------------
MARK R. POTTER

X /s/ Jack L. Blair                             SIGNATURE GUARANTEED
 --------------------------------
JACK L. BLAIR

                                    By:
                                       -----------------------------------------
                                                            AUTHORIZED SIGNATURE

                                    By:
                                       -----------------------------------------
                                                            AUTHORIZED SIGNATURE


DAVID B. BARBOUR                            LAWRENCE FEDERAL SAVINGS             This agreement
C/O CLASSIC BANK                            311 SOUTH 5TH ST.                    relates to
P.O. BOX 1527                               IRONTON, OH  45638                   LOAN NUMBER  01-0600476-2
ASHLAND, KY 41105-1527                                                           ORIGINALLY DATED DECEMBER. 28, 2001
----------------------
"I" means the BORROWER(S) names above       "You" means the LENDER named above.  THIS AGREEMENT DATED FEB. 26, 2003


Definitions: As used in this agreement, the term "I" means the Borrower(s) named above; "You" means the Lender named above; "Original Obligation" means my previous agreement to pay you money (referred to above by Loan Number and original date), and any related agreements such as a security agreement.

Extension Agreement: You and I have entered into an original obligation which is a OBLIGATION TO PAY YOU MONEY.

By entering into this agreement, we are extending the due date(s) of 1 payments of the original obligation.

(a)      $   24,253.56     originally       DECEMBER 31, 2002 (a)      DECEMBER 31, 2003   $25,225.70
         -------------         due          -----------------          -----------------------------------

(b)      $_________        originally       __________________         (b)      __________________        $_____________
                               due
(c)      $_________        originally       __________________         (c)      __________________        $_____________
                               due
(d)      $_________        originally       __________________         (d)      __________________        $_____________
                               due


Cost: For this extension, I agree to pay you the fees and/or additional interest as indicated below:

/_/ A total fee of $________________________                            /X/ Simple Interest, on the unpaid balances of principal
    Upon prepayment of the entire outstanding balance of this           remaining from time to time at the rate of 4.250$ per year
    obligation;                                                         from FEB. 26, 2003 until PAID IN FULL.  This interest rate
         /_/ a portion of this fee may be refunded, as provided by law. is THE SAME AS the rate previously in effect on this
         /_/ this fee will not be refunded.                             obligation.


                                ADDITIONAL TERMS

This agreement does not in any way, satisfy or cancel the original obligation. Except as specifically amended by this agreement, all other terms of the original obligation remain in effect. This means and includes, but is not limited to:
      (1) Property which secures the original obligation will continue to secure my total responsibility to pay you as amended by this agreement. (2) All parties who have a responsibility to pay you in any way the original obligation (including any co-makers, endorsers and guarantors are made responsible for the total amount I owe you as amended by this agreement. If you require the consent to this extension by any additional party, I agree to obtain such consent, and this extension agreement will not be effective if the consent is not obtained. (3) Any post-maturity interest rate provided for in the original obligation (except as specifically contracted for here) shall now begin to apply after the last scheduled payment of the original obligation as amended by this agreement. (4) You will not be responsible to further extend the payments affected by this agreement or any other scheduled payments. All other scheduled payments not affected by this agreement shall remain due as previously scheduled.
      (5) All provisions for default, remedies, attorneys' fees (if any) etc. remain in effect. (6) My responsibility (if any) to provide insurance on the property which secures the original obligation (if any) shall remain in effect. However, the term of such insurance policy will not be extended to cover any additional term resulting from this agreement unless contracted for and any additional premiums paid. (7) The term of any Credit Life and/or Disability Insurance coverages purchased in connection with the original obligation will not be extended for the additional term provided for in this agreement unless contracted for and any additional premium is paid.

SIGNATURE OF AUTHORIZED REPRESENTATIVE      SIGNATURE FOR BORROWERS - BY SIGNING
OF LENDER                                   BELOW, I AGREE TO THE EXTENSION.
                                            I HAVE RECEIVED A COPY OF THIS
                                            AGREEMENT ON TODAY'S DATE.

                                             /s/ David B. Barbour
                                            ------------------------------------
                                            DAVID B. BARBOUR
/s/ Jack L. Blair
--------------------------------------
JACK L. BLAIR